UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2013

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on September 26, 2013, the Motors Liquidation Company GUC Trust (the “GUC Trust”) entered into a Settlement Agreement (the “Settlement Agreement”) relating to the settlement of certain claims filed by or on behalf of holders of certain notes (the “Nova Scotia Notes”) issued by General Motors Nova Scotia Finance Company and guaranteed by Motors Liquidation Company. The Settlement Agreement became effective on November 25, 2013.

Pursuant to the Settlement Agreement, the GUC Trust is required to make a special distribution of excess distributable assets (the “Special Excess Distribution”) to holders of units of beneficial interest in the GUC Trust (the “GUC Trust Units”) on an accelerated basis in accordance with Sections 5.4 and 5.8 of the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012, as amended. Accordingly, the GUC Trust today announced that it anticipates making the Special Excess Distribution on or about December 20, 2013, to the holders of record of the GUC Trust Units as of December 16, 2013, in the following amounts per GUC Trust Unit:

•	0.211506 shares of common stock of General Motors Corporation (“New GM Common Stock”);

•	0.192278 warrants to purchase New GM Common Stock, with an exercise price set at $10.00 per share (“New GM Series A Warrants”); and

•	0.192278 warrants to purchase New GM Common Stock, with an exercise price set at $18.33 per share (“New GM Series B Warrants” and, collectively with any New GM Common Stock and New GM Series A Warrants, “New GM Securities”).

A copy of the notice to holders of GUC Trust Units regarding the Special Excess Distribution, which was provided today to the Depository Trust Company, is attached as Exhibit 99.1 to this Form 8-K.

The following table summarizes the changes in the New GM Securities that comprise the GUC Trust’s distributable assets from September 30, 2013, including as a result of the effectiveness of the Settlement Agreement and pro forma for the Special Excess Distribution described above:

	New GM Common Stock	New GM Series A Warrants	New GM Series B Warrants
	(in numbers of New GM Securities)
Distributable Assets as of September 30, 2013 (1)	19,833,683	18,030,506	18,030,506
Nova Scotia Settlement Distribution (2)	(6,174,015)	(5,612,741)	(5,612,741)
Adjustments to “Set Aside” New GM Securities (3)	(71,597)	(65,087)	(65,087)

Distributable Assets as of December 4, 2013	13,588,071	12,352,678	12,352,678
Pro Forma Adjustment for the Special Excess Distribution (4)	(6,735,070)	(6,122,789)	(6,122,789)

Distributable Assets as of December 4, 2013, Pro Forma for the Special Excess Distribution	6,853,001	6,229,889	6,229,889

(1)	Reflects the numbers of New GM Securities shown as “GUC Trust Distributable Assets” on the report included as Exhibit 99.1 to the Form 8-K filed by the GUC Trust with the Securities and Exchange Commission on November 7, 2013. The numbers of New GM Securities set out above as “Distributable Assets” do not directly relate to Net Assets in Liquidation or any other number appearing in the GUC Trust’s financial statements prepared in accordance with U.S. GAAP.

(2)	Reflects the distributions made on or about December 2, 2013, to the holders of the Nova Scotia Notes, pursuant to the terms of the Settlement Agreement. For additional information regarding such distributions, see the Form 8-K filed with the Securities and Exchange Commission on November 25, 2013.
(3)	Reflects calculations performed as of December 3, 2013, in connection with determining the numbers of New GM Securities to be distributed in the Special Excess Distribution, which resulted in an increase in the numbers of New GM Securities set aside from distribution to fund potential income tax liabilities (due to revisions to estimates of potential capital gains relating to New GM Securities distributed since September 30, 2013, to reflect the market prices at which such securities were distributed), partially offset by a decrease in the numbers of New GM Securities set aside from distribution to fund projected costs of the GUC Trust (due to revisions to certain cost estimates in connection with the effectiveness of the Settlement Agreement). For additional information regarding the methodology for calculating such “set aside” amounts, see the disclosure under the heading “Net Assets in Liquidation—New GM Securities Set Aside from Distribution” in Item 2 (“Management’s Discussion and Analysis”) of Part I of the Form 10-Q filed with the Securities and Exchange Commission on November 7, 2013.
(4)	Pro forma for the Special Excess Distribution described in this Form 8-K above.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice to Holders of GUC Trust Units

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2013

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Holders of GUC Trust Units